Exhibit 16.1

Crowe LLP
Independent Member Crowe Global

Securities and Exchange Commission

Washington, D.C. 20549

Commissioners:

We have read the statements of Mercer Bancorp, Inc., included in the prospectus under the heading “Change in Auditor,” contained within its Registration Statement on Form S-1 filed on March 10, 2023, and we agree with such statements concerning our firm.

Crowe LLP

March 10, 2023

Columbus, Ohio